Exhibit 10.34

AMENDMENT NO. 2
to
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of October 15, 2014, by and between Exar Corporation, a Delaware corporation (the “Company”), and Louis DiNardo (the “Executive”).

WHEREAS, the Executive is currently employed by the Company pursuant to that certain Employment Agreement, effective as of January 3, 2012 and subsequently amended as of December 31, 2013 (as amended, the “Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Agreement to modify certain terms of a restricted stock unit award granted to the Executive pursuant to the Agreement on or about December 31, 2013 (the “RSU Award”), and to modify the Stock Unit Agreement that evidences the RSU Award (the “RSU Award Agreement”), in each case as provided herein.

NOW, THEREFORE, the parties agree as follows:

1.     Section 3.3(c)(iii) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(iii)     2013 RSU Award. Effective on the December 2013 Grant Date, the Compensation Committee approved the grant to the Executive of 100,000 RSUs, which will vest in two (2) equal installments, subject in each case to the Executive’s active and continuous service to the Company through the applicable vesting date, as follows: i) the first installment of 50,000 RSUs shall be a time based award and vest on March 27, 2016, and ii) the second installment of 50,000 RSUs will be eligible to vest if during the period of four (4) consecutive fiscal quarters that begins with the second fiscal quarter of the Company’s 2015 fiscal year and ends with the first fiscal quarter of the Company’s 2016 fiscal year (the “Performance Period”), each of the three Performance Goals identified below is achieved (with the achievement of such goals being determined in each case by the Compensation Committee in its sole discretion). For these purposes, the “Performance Goals” shall be (a) the revenue of Integrated Memory Logic Limited (“iML”) is at least $58.5 million ($65 million times 90%) for the Performance Period, (b) the Company achieves synergies in respect of its acquisition of iML of at least $2.25 million ($2.5 million times 90%) for the Performance Period, and (c) the iML earnings per Company share for the Performance Period (which shall be determined by dividing iML’s earnings for the Performance Period by the Company’s weighted-average outstanding shares for the Performance Period) is not less than $0.189 ($0.21 times 90%). If the Compensation Committee determines that all three Performance Goals have been met during the Performance Period, subject to the Executive’s active and continuous service to the Company through the date of such determination, the second installment will vest on April 2, 2017. For avoidance of doubt, if the Compensation Committee determines that any of the three Performance Goals were not met during the Performance Period, the Compensation Committee may, in its sole and absolute discretion, adjust the Performance Goals to the extent (if any) it determines that the adjustment is necessary or advisable to reflect (1) any material change in corporate capitalization (such as a stock split or similar event) or any material corporate transaction (such as a reorganization, merger, acquisition or similar event), (2) any change in accounting policies or practices, (3) the effects of any special charges to the Company’s or iML’s earnings, or (4) any other similar special circumstances. Such RSU award shall be granted under the Plan and shall be subject to such further terms and conditions as set forth in a written award agreement to be entered into by the Company and the Executive to evidence the award (which agreement shall preserve the Executive’s rights hereunder with respect to outstanding equity awards upon a termination of his employment as provided in Section 5.3(b) hereof).”

2.     Section 3 of the RSU Award Agreement is hereby amended in its entirety to reflect the vesting provisions for the RSU Award set forth in paragraph 1 of this Amendment.

3.     Except as expressly modified herein, the Agreement and the RSU Award Agreement shall each remain in full force and effect in accordance with their original terms.

4.     Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

5.     This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

EXAR CORPORATION

By:
Richard L. Leza
Chairman of the Board

EXECUTIVE

Louis DiNardo

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